                                                            Exhibit 6(b)

                  Letterhead of Sutherland Asbill & Brennan LLP



                                 April 28, 1999


The American Franklin Life Insurance Company
#1 Franklin Square
Springfield, Illinois 62713

          RE:  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP
               ------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the registration statement on Form S-6 for Separate Account VUL-2 of The American Franklin Life Insurance Company (File No. 33-77470). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By:    /s/ Kimberly J. Smith
                                      ------------------------------------------
                                        Kimberly J. Smith, Esq.